Exhibit 10.16

SEVENTY SEVEN ENERGY INC. 2014 INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT
Participant:______________________________        Award Number:________________

Effective as of ______________ (the “Grant Date”), the Participant has been granted a Restricted Stock Award (the “Award”) under the Seventy Seven Energy Inc. 2014 Incentive Plan (the “Plan”) with respect to ______ shares of Common Stock (“Restricted Stock”). The Award shall be subject to the following terms and conditions (sometimes referred to as this “Agreement”) and the terms and conditions of the Plan as the same may be amended from time to time. Capitalized terms used in this Agreement are defined elsewhere in this Agreement; provided, however, that, capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

1.	Terms of Award.

a.
Escrow of Shares. A certificate or book-entry equivalent representing the Restricted Stock shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

b.
Vesting. The shares of Restricted Stock will vest based on the Participant’s continuous service on the Board of Directors of the Company (the “Board”) through the earlier of the first anniversary of the Grant Date or the day prior to the first regularly scheduled meeting of the Company’s stockholders occurring after the Grant Date (the date on which the shares of Restricted Stock being referred to as the “Vesting Date”). If the Participant’s service on the Board is involuntarily terminated prior to the Vesting Date, the unvested shares of Restricted Stock shall vest on the Participant’s termination date. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed “Vested Stock.”

c.
Voting Rights and Dividends. Subject to the restrictions on transfer and forfeiture set forth in this Agreement, the Participant will have customary rights of a shareholder attributable to the shares of Restricted Stock, including the rights to vote and to receive dividends on the shares provided that the Participant is serving on the Board on the dividend payment date. The Participant appoints the Company to be the Participant’s agent to receive for the Participant dividends on shares based on record dates that occur during the Restriction Period and to which the Participant is entitled hereunder. The Company will transmit such dividends, net of required taxes pursuant to Section 3, if applicable, to or for the account of the Participant no later than March 15th of the year following the year in which the dividend payment date occurs.

d.
Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the Restricted Stock and the Secretary of the Company shall deliver to the Participant shares either in certificate form or via D.W.A.C. (delivery/withdrawal at custodian) representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s clawback or recoupment policies as in effect from time to time.

e.
Forfeiture. Restricted Stock that does not become Vested Stock pursuant to the terms of this Agreement shall be absolutely forfeited and the Participant shall have no future interest therein of any kind whatsoever. In the event the Participant’s service on the Board terminates prior to all shares of Restricted Stock becoming Vested Stock, then such unvested shares of Restricted Stock shall be absolutely forfeited on the date of termination and the Participant shall have no further interest therein of any kind whatsoever. The Committee may, in its discretion, accelerate the vesting of the Restricted Stock in the event of the Participant’s death, Disability or termination due to special circumstances (as determined by the Committee in its sole discretion).

2.
Nontransferability of Award. Restricted Stock is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, Restricted Stock contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock involved in such attempt.

3.
Withholding. All distributions under or with respect to this Award are subject to withholding of all applicable taxes, and the delivery of any shares and other benefits under this Award are conditioned on satisfaction of the applicable tax withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied, at the Participant’s election, (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under this Award; provided, however, that shares of Common Stock under subparagraph (c) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income). The Company shall have the right to deduct from this Award shares sufficient to satisfy any tax withholdings required by law. The Company in its sole discretion may also withhold any required taxes from dividends paid on the Restricted Stock.

4.
Notification of 83(b) Election. If the Participant makes an election in accordance with Section 83(b) of the Code to be taxed on the Restricted Stock in the year in which the Grant Date occurs, he or she must so notify the Company in writing, file the election with the Internal Revenue Service within thirty (30) days after the Grant Date, provide the Company with a copy of the 83(b) election at the same time the election is filed with the Internal Revenue Service and promptly pay the Company the amount the Company determines is needed to satisfy tax withholding requirements, if any.

5.
Amendments. This Agreement may be amended by a written agreement signed by the Company and the Participant; provided, however, that the Committee may modify the terms of this Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

6.
Securities Law Restrictions. This Award shall be vested and Common Stock issued pursuant to the Award only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.

7.
Adjustment of Award.  The number of shares of Restricted Stock subject to this Agreement may be adjusted by the Committee in accordance with the terms of the Plan to reflect certain corporate transactions which affect the number, type or value of the Restricted Stock. The Participant agrees that the term Restricted Stock shall include any shares or other securities which the Participant may receive or be entitled to receive as a result of the ownership of the original Restricted Stock, whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company, or sale of assets of the Company.

8.
Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.

9.
Award Not Contract of Continued Service.  The Award does not constitute a contract of continued service, and the grant of the Award will not give the Participant the right to be retained in the service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Agreement.

10.
Binding Effect and Governing Law. This Agreement shall be (a) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (b) governed and construed under the laws of the State of Oklahoma and applicable U.S. law.

11.
Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

12.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
Seventy Seven Energy Inc.
By:__________________________
Its:___________________________

Participant
______________________________

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